COMMON STOCK COMMON STOCK DP DUOYUAN PRINTING, INC. INCORPORATED UNDER THE LAWS OF THE STATE OF WYOMING SEE REVERSE FOR CERTAIN DEFINITIONS CUSIP 26605B 10 9 THIS CERTIFIES THAT B C Y: OUN AMERICAN T ERSI GN IS THE OWNER OF E D A N D TOTAL AUTHORIZED ISSUE 100,000,000 SHARES OF COMMON STOCK $0.001 PAR VALUE R E STOCK G DUOYUAN PRINTING, INC. TRANSF ISTE R transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly E D (New : endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. York E WITNESS the facsimile signatures of the Corporation’s duly authorized officers. , R T N Y & RANS ) DATED F E R TRUST A U T COMPAN H AGEN O R T A IZED ND R Y , SIGNATUR E G I LLC STR A CHAIRMAN OF THE BOARD OF DIRECTORS CHIEF EXECUTIVE OFFICER ABnote North America 711 ARMSTRONG LANE PROOF OF: NOV EMBER 10, 2009 COLUMBIA, T ENNESSEE 38401 DUOYUAN PRINTING, INC. (931) 388-3003 TSB 00639 SALES: HOLLY GRONER 931-490-7660 OPERATOR: AP/JB R2 PLEASE INITIAL THE APPRO PRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF Colors Selected for Printing: Intaglio prints in SC-15 MAROON. COLOR:This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. H owever, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

DUOYUAN PRINTING, INC. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM — as tenants in common UNIF GIFT MIN ACT— Custodian TEN ENT — as tenants by the entireties (Cust) (Minor) JT TEN — as joint tenants with right under Uniform Gifts to Minors of survivorship and not as Act tenants in common (State) Additional abbreviations may also be used though not in the above list. For value received, hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises. Dated, NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. SIGNATURE(S) GUARANTEED: THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. ABnote North America 711 ARMSTRONG LANE PROOF OF: NOVEMBER 6, 2009 COLUMBIA, TENNESSEE 38401 DUOYUAN PRINTING, INC. (931) 388-3003 TSB 00639 SALES: HOLLY GRONER 931-490-7660 OPERATOR: AP R1 PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: OK AS IS OK WITH CHANGES MAKE CHANGES AND SEND ANOTHER PROOF